EXHIBIT 99.2

Twin Vee PowerCats Co. Announces Sale of North Carolina Property

FORT PIERCE, FL / ACCESSWIRE / November 3, 2025 — Twin Vee PowerCats Co. (Nasdaq:VEEE),(“Twin Vee”), a manufacturer, distributor, and marketer of power sport boats, today announced the successful closing of the sale of the commercial property in Marion, North Carolina on October 31, 2025. The site was previously intended for the construction of a manufacturing facility for Twin Vee’s subsidiary, Forza X1, Inc. According to the Company, the $4.25 million sale price will positively affect Twin Vee’s balance sheet. Moreover, Twin Vee carried no debt, bank loans or any other current liabilities against the property.

Highland Myco Holdings, LLC, a North Carolina limited liability company, purchased the property located at 100 Impact Drive in Marion, North Carolina, encompassing approximately 11.88 acres and including a partially completed building totaling approximately 60,000 square feet.

“The sale of our Marion, North Carolina property allows us to streamline our capital allocation and further focus and invest in our core business operations and development pipeline,” remarked Joseph Visconti, CEO and President of Twin Vee PowerCats Co.

The total consideration for the transaction was $4,250,000. The terms of the sale included a cash closing payment of $500,000, with an additional $3,750,000 payable in installments of $500,000 plus accrued interest at a rate of 5% on October 31, 2026, $500,000 plus accrued interest on April 30, 2027, and a final payment of $2,750,000 plus accrued interest on October 31, 2027.

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. manufactures a range of boats under the Twin Vee and Bahama Boats brands, designed for activities including fishing, cruising, and recreational use. Twin Vee PowerCats are recognized for their stable, fuel-efficient, and smooth-riding catamaran hull designs. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.” Bahama Boats is an iconic luxury brand long celebrated for its unmatched craftsmanship, timeless aesthetic, and dedication to producing some of the finest offshore fishing vessels.

The Company is located in Fort Pierce, Florida, and has been building and selling boats for 30 years.

Learn more at twinvee.com and bahamaboatworks.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the positive impact of the sale of the Marion, North Carolina on the Company’s balance sheet, continued improvements in capital allocation, and investment in the Company’s core business operations and development pipeline.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to realize the benefits of the sale of the Marion, North Carolina property, the Company’s ability to continue improvements in capital allocation, the Company’s ability to invest in its core business operations and development pipeline and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com